SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 12/31/2002
FILE NUMBER 811-2699
SERIES NO.: 8


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    115,998
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                     71,669
              Class C Shares                     24,805
              Class R Shares                         65
              Institutional Class                    67


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $ 21.86
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $ 20.91
              Class C Shares                $ 20.91
              Class R Shares                $ 21.84
              Institutional Class           $ 21.95